UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2011

China Automotive Systems, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-33123	33-0885775
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

No. 1 Henglong Road, Yu Qiao Development Zone
Shashi District, Jing Zhou City
Hubei Province
People’s Republic of China
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code (86) 27-5981 8527

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The 2011 annual meeting of stockholders of China Automotive Systems, Inc. (the “Company”) was held on Wednesday, October 12, 2011 at the Ambassador Hotel, 818 Wanhangdu Road, Shanghai 200042, China.  Of the 28,083,534 shares of the Company’s common stock entitled to vote at the meeting, 21,225,909 shares, or 75.58%, were represented at the meeting in person or by proxy, constituting a quorum.  The voting results are presented below.

1.	Election of Directors

The Company’s shareholders elected the five nominees below to hold office until the 2012 annual meeting of shareholders or until their successors are elected and qualified.  Each of the nominees received more than a majority of the votes cast.  The votes regarding the election of directors were as follows:

Nominee	For	Authority Withheld	Broker Non-Votes

Hanlin Chen	16,498,604	110,416	4,616,889
Qizhou Wu	16,503,332	105,688	4,616,889
Guangxun Xu	16,490,478	118,542	4,616,889
Bruce Carlton Richardson	16,496,138	112,882	4,616,889
Robert Tung	16,495,898	113,112	4,616,889

2.	Ratification and Approval of the Appointment of Independent Auditor

The appointment of PricewatershouseCoopers Zhong Tian CPAs Limited Company as the Company’s independent auditor for the fiscal year ending December 31, 2011 was ratified and approved by the following votes:

For	Against	Abstained

21,120,642	76,004	29,263

3.	Advisory (non-binding) proposal concerning the Company’s named executive compensation program

The shareholders ratified the advisory (non-binding) proposal concerning the Company’s named executive compensation program by the following votes:

For	Against	Abstained	Broker Non-Vote

16,423,172	87,546	98,302	4,616,889

4.	Advisory (non-binding) proposal concerning the frequency of advisory (non-binding) stockholder votes on the Company’s named executive compensation program

The shareholders made the advisory (non-binding) selection of once every two (2) years for the frequency of advisory (non-binding) stockholder votes on the Company’s named executive compensation program by the following votes:

For			Abstained
1 Year	2 Years	3 Years

771,034	15,454,181	27,650	106,293

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Automotive Systems, Inc.
(Registrant)

Date: October 14, 2011	By:	/s/ Hanlin Chen
Hanlin Chen
Chairman